Exhibit 16
Letter from Richard H. Harris & Associates, PA
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                      Richard H Harris & Associates, PA
                       6400 N. Andrews Ave. Suite 320
                        Ft Lauderdale, Florida 33309



January 11, 2002

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Re: Med Gen, Inc.


Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

    (1) We have read the Company's response to Item 4 of Form 8-K dated January 11, 2002; and

    (2)   We agree with the response.


Very Truly Yours,

/s/ Richard H. Harris & Associates, PA